Exhibit 99.1

Rithm Capital Corp. Announces Second Quarter 2025 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the second quarter ended June 30, 2025.

“Rithm’s second-quarter results reflect our commitment to sustained performance” said Michael Nierenberg, Chief Executive Officer and President of Rithm. “Our diversified platform continues to deliver steady growth across our core operating businesses, including asset management, origination and servicing. We remain focused on delivering long-term value for our investors and shareholders as we expand our asset management capabilities, guided by a disciplined investment approach, positioned to seize compelling opportunities.”

Financial Highlights:

•GAAP net income of $283.9 million, or $0.53 per diluted common share(1)
•Earnings available for distribution of $291.1 million, or $0.54 per diluted common share(1)(2)
•Common dividend of $132.6 million, or $0.25 per common share
•Book value per common share of $12.71(1)

	Q2 2025	Q1 2025
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.53	$0.07
GAAP Net Income (in millions)	$283.9	$36.5

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.54	$0.52
Earnings Available for Distribution(2) (in millions)	$291.1	$275.3

Common Dividend:
Common Dividend per Share	$0.25	$0.25
Common Dividend (in millions)	$132.6	$132.5

Business Highlights:

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s multichannel mortgage origination and servicing platform, posted pre-tax income of $275.1 million in Q2’25, excluding the mortgage servicing rights (“MSRs”) mark-to-market gain and related hedge impact of $29.9 million, down from $270.1 million in Q1’25, excluding the MSR mark-to-market loss and related hedge impact of $(180.1) million.
•Newrez generated a 19% pre-tax return on equity (“ROE”) on $5.8 billion of equity(3)(4). Total servicing unpaid principal balance (“UPB”) reached $864 billion, an increase of 7% YoY, which includes $271 billion UPB of third-party servicing, an increase of 22% YoY.
•Origination funded production volume was $16.3 billion in Q2’25, an increase of 12% YoY.

•Investment Portfolio:
•Rithm Capital completed a non-qualified mortgage securitization in the quarter totaling $504 million in UPB.
•Invested $2.2 billion in residential mortgage assets in the quarter, including non-qualified residential mortgage loans, residential transition loans and residential mortgage-backed securities.

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded pre-tax income of $26.9 million in Q2’25, excluding portfolio mark-to-market loss of $(1.8) million, and
•Q2’25 origination volume of $1.2 billion, an increase of 49% YoY, and a record level for any quarter.
•Genesis Capital continued to expand its sponsor base, growing sponsors to 195, a 30% increase YoY.

•Asset Management:
•Rithm Capital’s alternative asset manager, Sculptor Capital Management Inc. (“Sculptor Capital”), grew to approximately $36 billion of assets under management (“AUM”)(5) as of June 30, 2025, including gross fundraising inflows of $1.7 billion across the Sculptor platform during the quarter.
•Sculptor Capital also continued its active presence in the collateralized loan obligation markets with $525 million of activity in Q2’25.
•As previously announced, Sculptor Capital held the final closing for Sculptor’s Tactical Credit Fund on April 1, 2025, bringing total fund AUM to $900 million(5).
•Subsequent to the end of Q2’25, Rithm Capital announced that it had entered into a strategic partnership with a large institutional investor to fund the acquisition of $500 million of residential transition loans, with the potential to upsize the partnership to $1.5 billion in fundings.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 537,347,700 and 530,599,555 weighted average diluted shares for the quarters ended June 30, 2025 and March 31, 2025, respectively. Per share calculations of Book Value are based on 530,292,171 common shares outstanding as of June 30, 2025.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.
(3)Excludes full MSR mark-to-market and related hedge impact of $29.9 million.

(4)ROE is calculated based on annualized pre-tax income, excluding MSR mark-to-market and related hedge adjustment, divided by the average Origination and Servicing segment ending equity for the respective period.
(5)AUM is estimated and refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the open-ended funds or gross asset value of Real Estate funds, (ii) uncalled capital commitments, (iii) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other Sculptor funds/vehicles. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Monday, July 28, 2025 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Second Quarter 2025 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10201660/ffa323429c.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, August 4, 2025 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “5582814”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	June 30, 2025	March 31, 2025
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$574,817	$570,801
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(176,680) and $(146,891), respectively)	(155,005)	(333,378)
Servicing revenue, net	419,812	237,423
Interest income	478,455	441,260
Gain on originated residential mortgage loans, held-for-sale, net	169,698	159,789
Other revenues	54,066	50,773
Asset management revenues	95,008	87,672
	1,217,039	976,917
Expenses
Interest expense and warehouse line fees	417,868	419,054
General and administrative	239,575	237,546
Compensation and benefits	294,407	271,467
	951,850	928,067
Other Income (Loss)
Realized and unrealized gains (losses), net	22,741	(1,143)
Other income (loss), net	18,478	9,073
	41,219	7,930
Income before Income Taxes	306,408	56,780
Income tax expense (benefit)	(11,598)	(23,930)
Net Income	318,006	80,710
Noncontrolling interests in income of consolidated subsidiaries	3,169	1,086
Redeemable noncontrolling interests in income of consolidated subsidiaries	3,120	813
Net Income Attributable to Rithm Capital Corp.	311,717	78,811
Change in redemption value of redeemable noncontrolling interests	—	15,611
Dividends on preferred stock	27,818	26,677
Net Income Attributable to Common Stockholders	$283,899	$36,523

Net Income per Share of Common Stock
Basic	$0.54	$0.07
Diluted	$0.53	$0.07
Weighted Average Number of Shares of Common Stock Outstanding
Basic	530,171,540	524,104,842
Diluted	537,347,700	530,599,555

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2025 (Unaudited)	March 31, 2025 (Unaudited)
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,360,063	$10,133,041
Government and government-backed securities ($8,844,111 and $11,023,935 at fair value, respectively)	8,868,879	11,048,701
Residential mortgage loans, held-for-sale ($4,126,335 and $3,092,102 at fair value, respectively)	4,187,301	3,156,350
Residential mortgage loans, held-for-investment, at fair value	343,333	354,003
Consumer loans, held-for-investment, at fair value	465,231	554,168
Residential transition loans, at fair value	2,497,764	2,335,218
Residential mortgage loans subject to repurchase	2,264,600	2,432,605
Single-family rental properties	1,002,261	1,011,986
Cash and cash equivalents	1,600,948	1,493,834
Restricted cash	485,402	511,698
Servicer advances receivable	2,713,742	2,874,515
Other assets ($2,606,841 and $2,422,538 at fair value, respectively)	4,660,827	4,450,923
Assets of consolidated CFEs(A):
Investments, at fair value and other assets	4,865,602	4,972,801
Total Assets	$44,315,953	$45,329,843
Liabilities and Equity
Liabilities
Secured financing agreements	$15,897,778	$16,791,234
Secured notes and bonds payable ($160,433 and $169,035 at fair value, respectively)	9,764,857	10,025,948
Residential mortgage loan repurchase liability	2,264,600	2,432,605
Unsecured notes, net of issuance costs	1,414,497	1,207,594
Dividends payable	160,967	157,405
Accrued expenses and other liabilities ($464,143 and $538,985 at fair value, respectively)	2,361,386	2,343,010
Liabilities of consolidated CFEs(A):
Notes payable, at fair value and other liabilities	4,131,696	4,230,793
Total Liabilities	35,995,781	37,188,589
Commitments and Contingencies
Redeemable Noncontrolling Interests of Consolidated Subsidiaries	260,963	256,414
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 49,964,122 and 49,964,122 issued and outstanding, $1,249,104 and $1,249,104 aggregate liquidation preference, respectively	1,207,254	1,207,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 530,292,171 and 530,122,477 issued and outstanding, respectively	5,303	5,301
Additional paid-in capital	6,652,587	6,635,226
Accumulated deficit	18,399	(129,934)
Accumulated other comprehensive income	64,840	58,277
Stockholders’ Equity in Rithm Capital Corp.	7,948,383	7,776,124
Noncontrolling interests in equity of consolidated subsidiaries	110,826	108,716
Total Stockholders’ Equity	8,059,209	7,884,840
Total Liabilities and Equity	$44,315,953	$45,329,843
(A) Includes assets and liabilities of certain consolidated variable interest entities (“VIEs”) that meet the definition of collateralized financing entities (“CFEs”). These assets can only be used to settle obligations and liabilities of such VIEs for which creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2025	March 31, 2025
Net income (loss) attributable to common stockholders - GAAP	$283,899	$36,523
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	(16,931)	203,764
Other (income) loss, net	35,493	70,142
Non-capitalized transaction-related expenses (reimbursements)	2,536	6,131
Deferred taxes	(13,854)	(41,295)
Earnings available for distribution - Non-GAAP	$291,143	$275,265

Net income (loss) per diluted share	$0.53	$0.07
Earnings available for distribution per diluted share	$0.54	$0.52

Weighted average number of shares of common stock outstanding, diluted	537,347,700	530,599,555

SEGMENT INFORMATION
($ in thousands)

Second Quarter Ended June 30, 2025	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$574,817	$—	$—	$—	$—	$574,817
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(176,680))	(155,005)	—	—	—	—	(155,005)
Servicing revenue, net	419,812	—	—	—	—	419,812
Interest income	309,940	82,143	75,405	7,841	3,126	478,455
Gain on originated residential mortgage loans, held-for-sale, net	168,438	1,260	—	—	—	169,698
Other revenues	27,439	26,627	—	—	—	54,066
Asset management revenues	—	—	—	95,008	—	95,008
Total Revenues	925,629	110,030	75,405	102,849	3,126	1,217,039
Interest expense and warehouse line fees	283,616	69,904	33,620	8,710	22,018	417,868
Other segment expenses	146,989	22,162	5,234	26,487	14,909	215,781
Compensation and benefits	190,169	1,004	15,308	67,401	20,525	294,407
Depreciation and amortization	6,281	7,849	2,289	7,348	27	23,794
Total Operating Expenses	627,055	100,919	56,451	109,946	57,479	951,850
Realized and unrealized gains (losses), net	—	16,177	6,809	416	(661)	22,741
Other income (loss), net	6,435	8,841	(713)	5,124	(1,209)	18,478
Total Other Income (Loss)	6,435	25,018	6,096	5,540	(1,870)	41,219
Income (Loss) before Income Taxes	305,009	34,129	25,050	(1,557)	(56,223)	306,408
Income tax expense (benefit)	(11,647)	(1,507)	330	1,226	—	(11,598)
Net Income (Loss)	316,656	35,636	24,720	(2,783)	(56,223)	318,006
Noncontrolling interests in income (loss) of consolidated subsidiaries	981	1,533	—	655	—	3,169
Redeemable noncontrolling interests in income of consolidated subsidiaries	—	—	—	561	2,559	3,120
Net Income (Loss) Attributable to Rithm Capital Corp.	315,675	34,103	24,720	(3,999)	(58,782)	311,717
Dividends on preferred stock	—	—	—	—	27,818	27,818
Net Income (Loss) Attributable to Common Stockholders	$315,675	$34,103	$24,720	$(3,999)	$(86,600)	$283,899

Total Assets	$28,608,834	$8,858,316	$3,787,813	$2,470,718	$590,272	$44,315,953
Stockholders' Equity in Rithm Capital Corp.	$5,822,508	$1,551,666	$820,746	$895,407	$(1,141,944)	$7,948,383

First Quarter Ended March 31, 2025	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,801	$—	$—	$—	$—	$570,801
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(146,891))	(333,378)	—	—	—	—	(333,378)
Servicing revenue, net	237,423	—	—	—	—	237,423
Interest income	292,561	71,790	66,508	9,413	988	441,260
Gain on originated residential mortgage loans, held-for-sale, net	151,494	8,295	—	—	—	159,789
Other revenues	25,738	25,035	—	—	—	50,773
Asset management revenues	—	—	—	87,672	—	87,672
Total Revenues	707,216	105,120	66,508	97,085	988	976,917
Interest expense and warehouse line fees	292,948	59,636	31,701	14,089	20,680	419,054
Other segment expenses	143,767	22,992	4,831	31,591	9,797	212,978
Compensation and benefits	172,702	1,162	14,391	65,330	17,882	271,467
Depreciation and amortization	7,659	7,954	1,567	7,384	4	24,568
Total Operating Expenses	617,076	91,744	52,490	118,394	48,363	928,067
Realized and unrealized gains (losses), net	—	3,094	2,043	(6,280)	—	(1,143)
Other income (loss), net	(118)	1,489	(141)	7,838	5	9,073
Total Other Income (Loss)	(118)	4,583	1,902	1,558	5	7,930
Income (Loss) before Income Taxes	90,022	17,959	15,920	(19,751)	(47,370)	56,780
Income tax expense (benefit)	(56,694)	(8,512)	(1,090)	42,366	—	(23,930)
Net Income (Loss)	146,716	26,471	17,010	(62,117)	(47,370)	80,710
Noncontrolling interests in income (loss) of consolidated subsidiaries	354	728	—	4	—	1,086
Redeemable noncontrolling interest in income of consolidated subsidiary	—	—	—	3	810	813
Net Income (Loss) Attributable to Rithm Capital Corp.	146,362	25,743	17,010	(62,124)	(48,180)	78,811
Change in redemption value of redeemable noncontrolling interest	—	—	—	—	15,611	15,611
Dividends on preferred stock	—	—	—	—	26,677	26,677
Net Income (Loss) Attributable to Common Stockholders	$146,362	$25,743	$17,010	$(62,124)	$(90,468)	$36,523

Total Assets	$30,126,396	$8,567,949	$3,667,080	$2,440,527	$527,891	$45,329,843
Stockholders' Equity in Rithm Capital Corp.	$5,516,331	$1,527,528	$845,627	$876,217	$(989,579)	$7,776,124

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global, multi-dimensional asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Rithm’s integrated investment platform spans residential and commercial lending, MSRs and structured credit. Through subsidiaries such as Newrez, Genesis Capital and Sculptor Capital Management, Rithm has established a unique owner-operator model, capable of sourcing, financing and actively managing debt and equity investments, to drive value for shareholders and fund investors.

Investor Relations
212-850-7770
ir@rithmcap.com